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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of The MainStay Funds, and to the use of our report dated December 14, 2007 on the financial statements and financial highlights of McMorgan
Fixed Income Fund and McMorgan Intermediate Fixed Income Fund. Such financial statements and financial highlights appear in the McMorgan Funds 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                                        TAIT, WELLER & BAKER LLP


PHILADELPHIA, PENNSYLVANIA
December 26, 2007